                                                                    Exhibit 10.5


                       I   FOUNDRY PRODUCTION AGREEMENT
                           ----------------------------

     This Agreement ("Agreement") dated as of June 27, 1996 (the "Effective Date") is entered into by and among Sony Semiconductor Company of America, a division of Sony Electronics Inc., having an address at One Sony Place, San Antonio, Texas 78245-2100 ("Sony") and Lanstar Semiconductor Inc., having its principal place of business at 2501 Ave J, Suite 125, Arlington, Texas 76006 ("Customer").

RECITALS

A. Customer is a design, technology, development and/or marketing company of semiconductor products.

B. Sony is engaged in the business of providing semiconductor wafer foundry service.

C. Customer wishes to obtain, and Sony wishes to provide, wafer foundry service for certain products designed and developed by or for Customer.

NOW, THEREFORE, the panics agree as follows:

1.0    DEFINITIONS
       -----------

1.1 "Product (s)" shall mean those products and wafers designed by Customer which Sony manufactures for customer under this Agreement. A list of Products is attached as Exhibit A Additional products may be added by mutual written agreement.

1.2 "Mask Work Rights" shall mean those rights relating to an integrated circuit, as specified by the United States Protection Act of 1984 or an, analogous statute of any other country of the world, which have a first effective filing date in any country prior to the expiration or termination of this Agreement.

1.3 "Patents" shall mean all classes or types of patents, utility models and design patents of all countries of the world, applications for which have a first effective filing date in any country of the world prior to the date of expiration or termination of this Agreement.

2.0    MANUFACTURE OF PRODUCTS
       -----------------------

2.1 Subject to the terms and conditions of this Agreement, Customer grants Sony a royalty-free, non-exclusive, revocable, non-transferable and non-assignable license, without right to sublicense, to make the Products for the sole purpose of sales to Customer.

2.2 Sony shall manufacture the Products designed by Customer exclusively for Customer pursuant to the terms of this Agreement.

2.3 Customer will provide Sony at no cost to Sony technical support and assistance in bringing up the Products at Sony's manufacturing site upon terms and conditions agreed to by Customer and Sony.

2.4 Customer will assist, if needed by Sony, in bringing up process and test capabilities for Products at Sony's manufacturing site upon terms and conditions agreed to by Customer and Sony.

2.5 Customer shall provide Sony with a full reticle set compliant with Sony's requirements for each Product to be manufactured. The Customer shall have full responsibility for the reticle(s) cost.

2.6 Sony maintains the fight to use any processes developed in connection with the work- performed under this Agreement for itself or other customers.

3.0    OWNERSHIP OF PRODUCTS
       ---------------------

3.1 Customer will retain and own exclusively throughout the world all right, title, and interest in the Products and designs, Patents, copyrights, Mask Work Rights and proprietary information related to the Products, subject only to the specific manufacturing license rights granted to Sony herein.

3. 2 Sony will purchase for Customer silicon substrates to support the manufacturing plan. The purchase of substrates will be approved in writing by Customer, and Customer will reimburse Sony for any unused substrate inventory within 30 days of notification by Sony. Upon receipt of payment Sony will ship such inventory to Customer.

4.0    MINIMUM PRODUCTION OF PRODUCTS
       ------------------------------

4.1 Subject to the terms of this Agreement, and mutually agreed yield targets if reached, Sony will ramp up to provide mutually agreed upon capacity that is referenced in Exhibit B. Such capacity goal may be modified by
                             ---------
       mutual written agreement.

4.2 Sony will use reasonable commercial efforts to manufacture a sufficient quantity of Products to meet Customer's requirements, as reflected by purchase orders accepted by Sony pursuant to Section 5 below.

5.0    PRICING, DELIVERY AND REL RASP SCHEDULE
       ---------------------------------------

5.1 Pricing: The purchase price and cost charged to Customer for Products and other services purchased from Sony under this Agreement will be per attached Exhibit C. Such purchase price may be changed by mutual written
                ---------
       agreement.

5.2    Customer shall provide Sony by the fifteenth (15) day of each month a six
       (6) month rolling forecast for Products. Such forecast shall constitute a binding commitment by Customer to purchase one hundred percent (100%) of the Products indicated in the first three (3) months of the forecast. The remaining months data will be provided for planning purposes only and no obligation to purchase or supply Products (other than those committed to in the first three (3) months) shall exist on the part of Customer or Sony, respectively.

5.3    Sony shall provide a response to each six (6) month forecast within five
       (5) working days of Sony's receipt of such forecast. Within five (5) working days of receipt of Sony's response, Customer shall issue to Sony, a purchase order for the upcoming three (3) months of such forecast.

5.4 Sony shall make reasonable commercial efforts to achieve on-time delivery. Delivery of Products shall be to purchase order release dates specified on the purchase order. Sony will be deemed to have shipped completed quantities, if the quantity shipped is +/- 5% of the quantities specified in the purchase order release. Customer may reject any other Products that do not meet quantity or shipping window allowances.

5.5    Sony will make reasonable efforts to provide linear weekly shipments.

5.6 Upon request, Sony and Customer shall negotiate in good faith with respect to placing certain lots or orders on hold, the number of units to be held, the place in line where they will be held and the period of time they will be held. Lots on hold by customer's request will be subject to inventory charges per Exhibit D.
                             ---------

6.0    RELIABILITY  AND QUALITY
       ------------------------

6.1 Subject to the terms a Non-Disclosure Agreement in the form attached as Exhibit F Sony will provide, upon written request, its available
       ---------
       reliability and quality data regarding Products throughout the term of this Agreement.

6.2 Sony and Customer shall jointly establish Quality and Reliability Standards consistent with those reflected in Exhibit F for the foundry
                                                    ---------
       wafer process involved in manufacturing Products under this Agreement, as well as the actual Products manufactured under this Agreement. Once such Quality and Reliability Standards are jointly agreed to in writing, the portion of such standards as relate to specific Product performance characteristics, and are specifically identified as "Product Warranty Characteristics", shall provide the basis for Sony's warranty in Section
       7.2. Should the parties be unable to agree on Quality and Reliability Standards, this Agreement shall be terminated.

6.3 Sony shall give Customer at least two (2) weeks written notice Of any proposed changes in material or to its existing manufacturing process that, to the best of Sony's knowledge might affect the to fit, performance, maintainability, operation, function, reliability, interface, interconnectability, compatibility, design rules, models, of am of the products (the proposed Change Notice). Such Proposed Change Notices shall describe the nature of the proposed change, including the reasons for the change and arty relevant performance consideration. Customer shall accept or reject such proposed change promptly, but not later than five (5) business days after receipt of the Proposed Change Notice. If Customer disapproves of such proposed change, Sony shall continue to manufacture and deliver unchanged Products in accordance with this Agreement, for at least six (6) months from the date Sony issues the proposed change notice. Upon the expiry of such six (6) months, Sony at its discretion may stop manufacturing and delivery of the Product without any liability. Reliability and quality data that is available will be provided by Sony to Customer prior to scheduled conversion or introduction. All changes will be subject to the Quality and Reliability Standards established pursuant to Paragraph 6.2 or contained in any other specifications agreed to in writing by Sony and Customer.

6.4 Customer reserves the right to make any changes it deems appropriate to the design of the Products. Such changes shall be documented by Change Notices. After a prototype run for a particular Product has been made, any changes to processes or materials for Product requested by Customer shall be subject to Sony's consent and Customer's payment of applicable costs, if any, related to such change. The Customer is limited to two (2) wafer qualification lots in process at any one time.

6.5    Sony and Customer shall establish yield criteria based on the initial ten
       (10) production lots after the yield has stabilized.

6.6 Sony, at its option, may provide wafer sort and chip probing services at the price(s) set forth in Exhibit C
                                 ---------

6.7 During the term of this Agreement, Sony shall maintain FAB and test lot traceability for Products manufactured under this Agreement, but not to exceed three years from date of manufacture.

6.8 Sony will promptly and in writing after discovery, advise Customer of defects and non-conformities discovered by it in Products already shipped and in lots currently in manufacture. Customer will promptly and in writing after discovery, advise Sony of defects and non-conformities in Products shipped by Sony, whether this discovery is by the Customer or Customer's customers.

7.0    WARRANTY AND ACCEPTANCE
       -----------------------

7.1 Sony warrants and represents that Customer will acquire good title to the Products free and clear of all claims, liens and encumbrances.

7.2 Sony, warrants that the Product at Lime of delivery to Customer will meet the written Quality and Reliability Standards jointly developed by Sony - arid Customer as referenced in Section 6.2 hereof. Upon receipt of written request by Customer, and subject to section 7.8 below, Sony will immediately stop shipment of products, which fail to meet the criteria, specified in Section 6.2. If Sony is responsible for the failure, and is unable to correct such failure within thirty (30) days of receipt of such a written request, Customer may reject the nonconforming Products and cancel any then committed purchase order for those Products which are subject to the failure, by sending written notice of cancellation to Sony within sixty (60) days of the written request to stop shipment. Such a notice shall be effective on receipt by Sony.

7.3 Products which am the subject of warranty claims shall be returned in component form (removed from boards) to Sony pursuant to a mutually agreeable return material authorization procedure to be established by Sony and -Customer. Customer shall make any warranty claim under this Agreement not more than six (6) months after delivery by Sony to Customer of the Products which are subject to the claim.

7.4 Sony shall at Sony's option either (1) replace any Products not meeting the warranty provided in Sections 7.1 and 7.2 with an equivalent number of replacement Products without charge, or (2) refund the payments made to Sony for such Products, all within thirty (30) calendar days of receipt by Sony of such Products.

7.5 The foregoing is Sony's sole responsibility and the exclusive remedy of Customer for any breach the warranties contained in this Agreement Sony shall - not be responsible for defects caused by design application or assembly by third parties.

7.6 THE WARRANTIES STATED IN THIS AGREEMENT ARE THE ONLY WARRANTIES THAT APPLY TO PRODUCTS MANUFACTURED HEREUNDER AND THESE WARRANTIES ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. AND THERE ARE NO OTHER REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS REGARDING THE PRODUCT EXCEPT AS EXPRESSLY STATED IN MS AGREEMENT. The warranties hereunder will survive the termination of this Agreement.

7.7 Upon Customer's written request, Sony's written consent, and mutually satisfactory arrangements for payment to Sony for the costs involved, Sony agrees to perform failure analysis of Products returned to Sony. If the defects are found to be the result of Sony's failure to comply with its warranties hereunder, Sony will not be entitled to payment from Customer for the cost of the failure analysis performed by Sony of the specific Products subject to the defect.

7.8 If Customer requests Sony to stop shipment of any Products which are subsequently determined in good faith by Sony and Customer to have been processed in accordance with Sony's standard processing specifications, Sony shall be entitled to full payment under the terms of this Agreement for completed products as well as all work in progress. In this situation, payment for completed Products will be at the purchase order price thereof determined according to Exhibit D. In addition, the
                                             ---------
       inventory charges determined according to Exhibit D will be paid by the
                                                 ---------
       Customer to Sony.

 8.0   SHIPMENT/TERMS OF PAYMENT
       -------------------------

8.1 Subject to the terms of this Agreement, Sony agrees to honor and fill any purchase order submitted pursuant to this Agreement by Customer and accepted by Sony pursuant to Section 5.3. Customer guarantees the payment of any and all obligations accrued pursuant to such purchase orders. Invoices for Products sold to Customer shall be paid at net 30 days of invoice date, delinquent payments may at Sony's sole option, accrue interest at 1 %/month Invoices for Products shipped shall show the price of such Products in U.S. dollars. In case a payment due day is a holiday or weekend, payment will be made on the next regular business day. Payment shall be made in U.S dollars from Customer to Sony Electronics Inc., Sony Semiconductor Company of America, One Sony Place, San Antonio, Texas 78245-2100. Failure by Customer to make payments will permit Sony to (a) declare all unpaid amounts immediately due and (b) cancel all outstanding Purchase Orders and decline new ones.

8.2 Sony shall deliver Products FOB Sony's facility in San Antonio, Texas. Title and risk of loss will pass to Customer upon delivery to such FOB point.

8.3 In event that any payment under this Agreement becomes restricted for any reason, the party whose payment obligation is restricted agrees, at its own expense, to immediately take whatever steps or actions may be necessary to assure such payment.

9.0    REPRESENTATIONS AND WARRANTIES
       ------------------------------

9.1    Sony and Customer each represent and warrant that:

       a) It has the full right and title or adequate rights to all of the information and intellectual property to be delivered or utilized by it under this Agreement; and

       b)  It has the right and power to enter into this Agreement.

9.2 Sony represents and warrants that the Sony manufacturing processes do not infringe any patent, trade secret, mask work right, trademark, copyright or other proprietary right of any-person or entity. If Sony's manufacture of Products or process is the basis for a charge of infringement of a third party's patent, trade secret, mask work right trademark copyright or other proprietary right, Sony will indemnify Customer for all costs associated with defense of an action for infringement (including reasonable attorney fees) and for all damages awarded by a court of last resort as a result of such action

9.3 Customer represents and warrants that the Product and any process information given by Customer to process required of Sony do not infringe any patent, tradesecret, mask work right, trademark, copyright, or other proprietary right of any third person or entity, if Customer's Product or process is the basis for a charge of infringement of a third party's patent, trade secret mask work right, trademark, copyright or other propriety right, Customer will indemnify Sony for all costs associated with the defense of an action for infringement (including reasonable attorney fees) and for all damages awarded by a court of last resort as a result of such action.

9.4 A party's indemnification obligation pursuant to Sections 9.2 and 9.3 above is conditioned on the following: (i) the indemnifying party is notified promptly in writing by the indemnified party of any notice of such claim but in no event later than ten (10) days after the indemnified party shall have received any notice thereof; (ii) the indemnifying party shall have, at its option, sole control of the defense of any action on such claim and all negotiations for its settlement or compromise and
       (iii) the indemnified party shall fully cooperate with the indemnifying party in the defense and all related settlement negotiations at the expense of the indemnifying party.

10.0   LIMITATIONS OF LIABILITY
       ------------------------

10.1 IN NO EVENT SHALL ONE PARTY BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, LOSS OF USE, COST OF OBTAIN1NG SUBSTITUTE GOODS OR SERVICES, OR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES ARISING UNDER OR IN ANY WAY RELATING TO THIS AGREEMENT. IN NO EVENT SHALL SONY's LIABILITY TO CUSTOMER FOR ANY CLAIM OR CLAIMS RELATING TO THE PRODUCTS OR THIS AGREEMENT EXCEED THE PURCHASE PRICE RECEIVED BY SONY FROM CUSTOMER FOR THE PRODUCTS TO WHICH SUCH CLAIMS RELATE.

11.0   TERM AND TERMINATION
       --------------------

11.1 This Agreement shall remain in effect for three (3) years from the Effective Date, unless terminated sooner pursuant to this Section 11. Subject to the other terms herein, Sony or Customer may terminate this Agreement by giving three (3) months prior notice in writing of the intention to terminate, provided that such notice may not be given within four (4) months of the Effective Date.

11.2 Notwithstanding Section 11.1, this Agreement may be terminated by a party effective immediately and without liability upon the occurrence of any one of the following events:

   a) The other parry files a voluntary petition in bankruptcy or otherwise seeks protection under any law for the protection of debtors;
   b) A proceeding is instituted against the other party under any provision of the U.S. Fed Bankruptcy Case, which is not dismissed within sixty (60) days;
   c)  The other party is adjudged a bankrupt;
   d) A court assumes jurisdiction of the assets of the other party under a federal reorganization act;
   e) A trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other party;
   f)  The other party becomes insolvent, ceases or suspends business;
   g) The other party makes an assignment of its assets for the benefit of its creditors;
   h) The other party admits in writing its inability to pay its debts as they become due
   i) The continued performance of this Agreement by the other party would result in a violation of then current applicable export regulations;
   j) There is a transfer of majority invest in the equity or assets of the other party to a competitor of terminating party; or
   k) the other party assigns this Agreement without the consent of the terminating party.

11.3 Notwithstanding Section 11.1, if any party fails to perform or violates any material obligation under this Agreement, upon thirty (30) days written notice to the breaching party specifying such (the "Default Notice"), the non-breaching parry may terminate this Agreement, without liability, unless:

     a) the breach specified in die, Default Nonce his been cured within the thirty (30) day period; or

     b) the default reasonably requires mom than thirty (30) days to correct (specifically excluding any failure to pay more money), and the defaulting party has begun substantial corrective action to remedy the default within such thirty (30) day period and diligently pursues such action, in which event termination shall not be effective unless sixty
         (60) days expired from the date of defaulting party's receipt of the Default Notice without such corrective "on being completed and the default remedied.

     In the event of a breach of a material provision of this Agreement by a party, the non-breaching party shall provide a detailed written description of the breach as well as any available information reasonably useful or necessary to enable a cure. The breaching party shall meet with the non-breaching party within seven (7) working days following receipt of notice of breach, and shall submit a plan to remedy the breach within twenty (20) days of receipt of such notice. The non-breaching party will accept or reject the plan (giving reasons thereof in the case of rejection) within
     (5) days of receipt. If the breach is not cured or a plan reasonably acceptable to the non-breaching party is not agreed upon within thirty (30) days from initial receipt of the notice of breach, subject to the other terms arid procedures stated herein and the requirements of law, the non-breaching party may terminate this Agreement immediately upon written notice to the other party.

11.4 If Customer terminates this Agreement for any of the reasons stated in Sections 11.2 or 11.3, upon receipt of written request from Customer, Sony will:
     (1) cease all production required by Customer purchase orders under this Agreement;
     (2) deliver all completed Products manufactured pursuant to Customer's purchase orders and invoice customer for the same completed Products.

11.5 If Sony terminates this Agreement for any of the reasons stated in Section
     11.2 or 11.3, Sony shall be entitled to payment in full from Customer upon delivery of all completed Products manufactured pursuant to outstanding purchase orders issued under this Agreement, as well as to reimbursement for all reasonable direct costs and expenses associated with all work then in progress. Work-in-progress value shall be determined according to Exhibit D.
     ---------

11.6 The parties' rights and remedies herein are in addition to any other rights they may have at law or in equity, except as expressly disclaimed or limited herein.

12.0 PROPRIETARY RIGHTS
     ------------------

12.1 Each party agrees that information furbished to a party by the other party under this Agreement will be protected against disclosure to any third party or use for any purpose other than performing this Agreement in accordance with the terms of the attached Non-Disclosure Agreement
     Exhibit E
     ---------

12.2 All discoveries, improvements and inventions, conceived or first reduced to practice, as those terms are used before the U.S. Patent Office in the performance of this Agreement solely by one party and without reliance upon confidential or proprietary information of the other party shall remain the property of the first party and such party shall retain any and all rights to file at its sole discretion any, patents applications thereon.

13.0 CONTINGENCIES
     -------------

13.1 No party shall be in breach hereunder for any failure to perform due to causes beyond its reasonable control, including but not Limited to acts of God, war, riot, embargoes, or other causes beyond its reasonable control, for maximum period of sixty (60) days.

13.2 This Agreement shall only become effective on the date it is fully executed by both parties and approved, to the extent necessary, by applicable government authorities. The parties agree to make their best faith efforts to obtain such approval as soon as possible.

14.0 PUBLICITY
     ---------

14.1 Sony and Customer agree that the existence of details connected with this Agreement shall am be published or disclosed to any third party, except as required by law or by auditors, without the other party's written permission. In the event of a required disclosure, the other party shall be notified first of such pending disclosure.

15.0 ASSIGNMENT
     ----------

15.1 Neither Sony nor Customer may delegate any obligation under this Agreement or assign any interest or right hereunder without the prior written consent of the other, and any such attempt shall be void. Notwithstanding the foregoing Sony may assign all or any part of its rights or obligations hereunder to any of Sony's direct or indirect parent(s) and/or wholly-owned subsidiaries of such parents. The assigning party shall remain jointly and severally responsible for its obligations hereunder.

15.2 Upon any merger, consolidation or change in control of any party to this Agreement, the surviving organization resulting therefrom shall be bound by the terms of this Agreement.

16.0 COMPLIANCE  WITH  THE LAW
     -------------------------

16.1 The parties agree that they will comply with all applicable laws, including laws regarding export of Products supplied under the terms of this Agreement.

16.2 Each party to this Agreement shall do all things necessary to obtain all licenses and approvals necessary and to comply with all applicable laws, rules and regulations in fulfilling its obligations hereunder.

17.0 CONTROLLING LAW: VENUE
     ----------------------

17.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any dispute arising out of this agreement shall be subjected to exclusive jurisdiction of the U.S. District Courts of the Northern District of California and/or in the Santa Clara County Superior Court of the State of California.

18.0 NOTICES
     -------

18.1 All notices required to be sent to the parties under this Agreement will be sent by courier service, facsimile or telex to the address set forth below or to such other addresses as may subsequently be designated in writing:

     If to Sony:                            If to Customer:
     Sony Electronics, Inc.                 Lanstar Semiconductor Inc.
     San Jose Law Department                2501 Avenue J
     3300 Zanker Road                       Suite 125
     San Jose, CA 95135-1901                Arlington, Texas76006

19.0 INDEPENDENT CONTRACTORS
     -----------------------

19.1 Performance by the parties under this Agreement shall be as independent contractors. Nothing contained herein or done under the terms of this Agreement shall constitute any party agent of the other party for any purpose. Nothing in this Agreement shall prohibit Customer from purchasing Products and/or foundry services from other suppliers or Sony from performing such services or selling similar products to the Products to any other customers.

20.0 SURVIVAL
     --------

20.1 The-provisions of Section 1, 3, 7, 9, 10, 12, 17, 18, 20, 21, 22, 23,
     and 24 shall survive the expiration or termination of this Agreement.

21.0 CONTROLLING LANGUAGE
     --------------------

21.1 This Agreement is written only in English and, even if translated, the English language version of this agreement shall control.

22.0 WAIVER OF TRIAL BY JURY
     -----------------------

22.1 BOTH PARTIES HEREBY WAIVE ALL RIGHT OR ENTITLEMENT TO TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE THAT ARISES OUT OF OR RELATES IN ANY WAY TO THIS AGREEMENT.

23.0 ATTORNEY's FEE'S
     ----------------

23.1 The prevailing party in any litigation shall be entitled to recover its costs and reasonable attorney's fees.

24.0 ENTIRE AGREEMENT
     ----------------

24.1 This Agreement is the entire understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements, dealings and negotiations. No modifications, alterations, or amendments shall be effective unless in writing and signed by all parties. All purchase orders under this Agreement shall be governed exclusively by the terms and conditions hereof, and shall not be altered or modified in any way by the terms of any purchase order form or acknowledgment form. No waiver of any breach shall be held to be a waiver of any other or subsequent breach.

           IN WITNESS WHEREOF, each representative signing below, and each party for whom that representative signs, represents and warrants that such representative is authorized and has authority to enter into this Agreement.


AGREED TO:


SONY SEMICONDUCTOR COMPANY                         CUSTOMER
OF AMERICA, a division of Sony Electronics, Inc.


----------------------------------------------     ----------------------------
Signature                                          Signature

Print Name:  Merrill Hammon                        Print Name:  Wilton Workman
Title: Exec. V.P.                                  Title:  President / C.O.O.
Date: 6/27/96                                      Date:  6/27/96

                                   Exhibit A
                                   ---------

     Products to be produced by Sony for Customer:

     In wafer form:

                         .5 micron 1 x 4 megabit DRAM
                     with metal options determining mode:

                             Fast Page Mode (FPM)
                         or Enhanced Data Output (EDO)

                  with metal options determining organization

                            4 Meg: 1x4, 4xl, 256xg

     The following devices are planned by Customer Production dates and prices will be subject to negotiation at a later date. Feature sizes are approximate.

                                .4 micron 4 Meg
                                     DRAM

                               .4 micron 16 Meg
                                     DRAM

                   Subject to same metal options as above.

                                   Exhibit B
                                   ---------

     Upon completion of Section 6.5, the following ramp schedule will be followed:

                                  Month 1 1000
                                  Month 2 1500
                                  Month 3 2000

                                   Exhibit C
                                   ---------

$1200.00/wafer with 2PC (Sort) yield Moo 80-85% repaired.

$ 1200.00/wafer plus 1.50/die for any wafer over 85% yield repaired.

Wafers with yield less than 80% are priced at $2.75/die (repaired). These lower yield wafers will be purchased by Customer. Should Customer request Sony to test the produced wafers, the cost will be $ 100.00/hr test time, above listed costs.

Customer agrees to sell its assembled and marked products incorporating the Products to Sony, at Sony's sole request, at a 5% discounted purchase price from Customer's bona fide selling price to unaffiliated third parties.

Customer agrees to purchase sufficient Product to cover Sony's development costs for such Product (which shall include equipment modifications, module development services, process integration services, direct and indirect materials associated with such development and other reasonable expenses that may be incurred, which shall in no event be charged at a rate above prevailing industry averages). Such development costs will be determined by documented time and materials and reviewed with Customer quarterly. For purposes of this Exhibit, ten percent (10%) of Product price shall be attributable to Sony development cost recovery. Upon termination of this Agreement, in the event Company does not purchase sufficient Product to allow Sony to recover Sony development costs at the agreed upon 10- 1 ratio, Company shall, within 30 days, reimburse any unrecovered amount to Sony.

Example:
--------

If Customer issues P.O. for $100,000 of Product and Sony ships the entire P.O. value, $10,000 of this invoice would be applied to development costs.

                                   Exhibit D
                                   ---------


The value of material will be established by taking the selling price thereof and dividing by the number of mask layers in the process. The selling prices of the work-in-progress shall be deemed $1200.00/wafer.

Example:  Assumes selling price is $1200.00 and 18 layers
--------


$1200.00 + $66.67/mask layer
--------
  18

This number will be multiplied by the number of mask steps completed to establish the value of the material.

Should the material remain on-hold for more than 15 calendar days, Customer will pay Sony .025% per day interest on the value of the material beyond the initial 15 calendar days, as determined above

All material holds and releases must be confirmed by dated written agreement.

                                   Exhibit E
                                   ---------

                  CONFIDENTIALITY AND NONDISCLOSURE AGREEMENT

     THIS AGREEMENT, is made and entered into as of June 27, 1996 ("Effective Date") between Sony Semiconductor Company of America, a division of Sony Electronics Inc., a Delaware corporation, with an office at 3300 Zanker Road, San Jose, California 95134 ("Sony"); and Lanstar Semiconductor Inc., having its principal office at 2501 Ave J, Suite 125, Arlington, Texas 76006 ("Company");

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, Sony and Company are each willing to disclose to the other and to receive certain "Confidential Information" (as hereinafter defined) from the other parry, subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing premises and mutual promises hereinafter contained, Sony and Company agree as follows:

1. The purpose of the disclosures hereunder shall be for the parties to conduct the activities contemplated by that Foundry Production agreement between the parties dated as of June 27, 1996 (the "Foundry Agreement"). The parties agree to use the Confidential Information only for such purpose and only in accordance with the terms of this Agreement.

2. The parties hereto understand that each may now market or have under development products which are competitive with products or services now offered or which may be offered by the other. Subject to the terms and conditions of this agreement, discussions and/or communications between the parties hereto will not serve to impair the right of either party to develop, make, use, procure, and/or market products or services now or in the future which may be competitive with those offered by the other; nor require either party to disclose any planning or other information to the other.

     The term "ConridCnti2l Information" shall mean and refer to all confidential or proprietary information, documents and materials, whether printed or in machine-readable form or otherwise, and designated by the disclosing party as "Confidential" hereunder, developed, owned, licensed or under the control of the disclosing party including all processes, hardware, software, inventions, trade secrets, ideas, designs, research, know-how, business methods, production plant and marketing plans relating to: (i) products and processes, in case of information disclosed by Company-, and (ii) process capability, in case of information disclosed by Sony.

     All Confidential Information shall be submitted in writing by the disclosing party to the receiving party and marked "Confidential" or if transmitted orally or visually, shall be identified at that Lime as "Confidential" and within thirty (30) days thereafter shall be reduced to writing and confirmed as "Confidential".

4. The term for disclosure of Confidential Information shall be from the Effective Date to termination of the Foundry Agreement ("Disclosure Period"). Subject to Sections 5 and 6 hereof during the Disclosure Period and for a period of two (2) years after the expiration of the Disclosure Period, each party hereto agrees to use the same degree of care and scrutiny as the receiving party would use with respect to its own Confidential Information to avoid disclosure, (including, but not limited to, disclosure to the United States Government or any agency or department thereof). publication, dissemination or use of any or all of the Confidential Information

             (i) disclosed by the other parry,. its agents or employees hereunder, or

             (ii) obtained from the other party as a result of the activities contemplated hereunder.

5. The parties agree that with respect to the other party's Confidential Information reach will:

     (i) disclose such Confidential Information to only those employees whose duties justify a "need-to-know" and who have executed a confidentiality agreement in which such employee has agreed to hold confidential and not to disclose or use, all Confidential Information and materials (inclusive of those of third parties) which may be disclosed to them or to which they may have access during the course of their duties;

     (ii) ensure that each document containing the Confidential Information - made available to any employee of a receiving party bears a legend to the effect that the information contained therein is proprietary to the disclosing party;

     (iii) at the disclosing party's request return promptly. to such party any and all portions of-" Confidential Information disclosed under this Agreement together with all copies thereof, provided that the receiving party nay retain one copy thereof in its confidential. restricted access files for archival purposes. The parties agree to maintain any such copy in accordance with the provisions of this Agreement.

     (iv) not disclose to any third party or use in any manner whatsoever any Confidential Information, including, by way of example and not by Limitation. the specifications, schematics or any other information relating to the Company transport design, for any purpose other than as contemplated by this Agreement.

6. Sony may disclose the Confidential Information to Sony Corporation of America, or to Sony Corporation (Tokyo, Japan) or to any other entity directly or indirectly controlled by either of the foregoing entities ("Sony Group"), provided that they agree to be bound to this Agreement to the same extent that Sony is bound.

7. It is understood, however that the foregoing restrictions in Sections 1, 4, 5 and 6 above, shall not apply to any portion of the Confidential Information which:

     (i) was previously known to a receiving party or to the Sony Group without obligation of confidentiality; or

     (ii) is obtained after the date hereof from a third party which is lawfully in possession of such information and not in violation of any contractual or legal obligation to a disclosing party with respect to such information, or

     (iii) is or becomes part of the public domain through no fault of receiving part), the Sony Group or its employees; or

     (iv) is independently ascertained or developed by receiving party, its employees or the Sony Group or its employees; or

     (v) is required to be disclosed by administrative or judicial action provided that the receiving part), immediately after receiving notice of such action notifies disclosing party of such action to give disclosing parry the opportunity to seek any other legal remedies to maintain such Confidential Information in confidence; or

     (vi) is approved for release by written authorization of a disclosing party.

8. Company acknowledges that the Sony Group does not need or desire to receive either: (1) U.S. government classified information; or (2) any otherwise restricted information, the receipt, disclosure, use or retention of which is made a crime by any provision of the United States Code. The parties accordingly agree that such information will not be provided, either orally or in writing, to the Sony Group, under this Agreement, or under any subsequent contract or subcontract between the parties which relates to the Confidential Information disclosed under this Agreement.

9. Company hereby gives assurance to Sony that it will not knowingly, unless it has obtained prior written authorization 'from the U.S. Department of Commerce or is otherwise permitted by the U.S. Department of Commerce. Export Administration Regulations, export or otherwise disclose, directly or indirectly, any technology or software received from Sony nor allow the direct product thereof to be shipped, either directly or indirectly, to any destination that is proscribed under Part 779 of the U.S. Department of Commerce Export Administration Regulations.

10. The parties hereby represent each to the other that the disclosure of the Confidential Information by Company or Sony, as may be the case, will not violate any proprietary rights of third parties. including.' without limitation. confidential relationships, patent and copyright rights, or other trade secrets. and that the disclosure by Company to Sony and/or by Sony to Company, as may be the case hereunder, will not violate any contractual obligations which Company or Sony may have to any third party.

11. All the Confidential Information disclosed, delivered to, or acquired by a receiving parry from a disclosing party hereunder, shall be and remain the sole property of the disclosing party.

12. Disclosure of the Confidential Information disclosed by one party to the other hereunder shall not constitute any option, grant or license to the recipient of such Confidential information under any patent., know-how or other rights heretofore now or hereinafter held by the disclosing party. It is understood and agreed that the disclosure by either party hereto of the Confidential Information hereunder shall not result in any obligation on the part of either party to enter into any further agreement with the other with respect to the subject matter hereof or otherwise.

     No modification of this Agreement shall be effective unless in writing and signed by both parties hereto.

14. Notices hereunder shall be in writing and shall be deemed duly given upon delivery to:

     If to Sony:        Merrill Hammon
     If to Company:     Wilton Workman

15. Each party agrees to comply, and do all things necessary for the other party to comply, with all applicable Federal, State, and local laws, regulations and ordinances, including but not limited to the Regulations of the United States Department of Commerce relating to the Export of Technical Data. insofar as they relate to the activities to be performed under this Agreement. Sony or Company, as may be the case, agree to obtain the required government documents and approvals prior to export of any technical data disclosed to it or the direct product related thereto.

16. Either party's waiver of any breach or failure to enforce any of the terms and conditions of this Agreement at any time shall not in any way affect, limit or waive such party's right thereafter to enforce and compel strict compliance with every term and condition thereof.

17. This Agreement shall be construed and enforced in accordance with the local law of the State of California. The parties hereby consent to and submit to the jurisdiction of the federal and state courts located in the State of California, and any action or suit under this Agreement shall only be brought by the parties in any federal or state court with appropriate jurisdiction over the subject matter established or sitting in the State of California. The parties shall not raise in connection therewith, and hereby waive, any defenses based upon the venue, the inconvenience of the forum, the lack- of personal jurisdiction, the sufficiency of service of process or the like in any such action or suit brought in the State of California. Sony and Company each waive any right they may have to a trial by jury in any action, proceeding or counterclaim arising hereunder or relating hereto.

18. This Agreement constitutes the complete agreement between the parties hereto and supersedes and cancels any and all prior communications and agreements between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this confidentiality and Nondisclosure Agreement upon the date first set forth above.

  Sony Semiconductor Company of America
          a division of

     SONY ELECTRONICS, INC.     LANSTAR SEMICONDUCTOR INC.

By:                                  By:
   ------------------------------       -----------------------------

Print Name: Merrill Hammon           Print Name: Wilton Workman

Title: Exec. V.P.                    Title:     President C.O.O.

                                   EXHIBIT F
                                   ---------

Sony agrees to process Customer's wafers using the standard operating procedures provided for in the Sony Specification System used in Sony's San Antonio facility.. Sony will notify Customer of any event that results in deviation from specification limits agreed to in writing prior to the start of mass production, defined as 500 or more wafer starts per month. Such agreed specification limits relating to each Product shall provide the basis of Sony's warranty, which in each case will be memorialized by a written addendum to this Agreement signed by both parties.

Customer agrees that, notwithstanding anything in this Agreement to the contrary, dice passing Customer's Wafer Sort (2PC) Test program are deemed acceptable for purchase by Customer.

Customer agrees to report to Sony any material that fails the percentage defect acceptance level to be mutually established by Customer and Sony prior to start of mass production, regardless of whether such failure could be considered a warranty failure.